EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement and related Prospectus (Form S-3 No. 333-101893) of GulfMark Offshore, Inc. and Subsidiaries,

(2)	Registration Statement and related Prospectus (Form S-3 No. 333-44696) of GulfMark Offshore, Inc. and Subsidiaries,

(3)	Registration Statement (Form S-8 No. 333-33719) pertaining to the GulfMark Offshore, Inc. 1993 and 1987 Stock Option Plans,

(4)	Registration Statement (Form S-8 No. 333-84110) pertaining to the GulfMark Offshore, Inc. Employee Stock Purchase Plan, and

(5)	Registration Statement (Form S-8 No. 333-57294) pertaining to the GulfMark Offshore, Inc. 1997 Incentive Equity Plan;

of our report dated March 31, 2005, with respect to the consolidated financial statements of GulfMark Offshore, Inc. and Subsidiaries and our report dated April 22, 2005, with respect to GulfMark Offshore, Inc. and Subsidiaries management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of GulfMark Offshore, Inc. and Subsidiaries included in this Annual Report (Form 10-K/A) of GulfMark Offshore, Inc. for the year ended December 31, 2004.

ERNST & YOUNG LLP

Houston, Texas
April 25, 2005